UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

May 15, 2017

Date of report (date of earliest event reported)

FIVE POINT HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-38088	27-0599397
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Enterprise, Suite 300, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

(949) 349-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry Into a Material Definitive Agreement.

On May 17, 2017, CP Development Co., LLC (“CPDC”), a subsidiary of Five Point Holdings, LLC (the “Company”), entered into the Fifth Amendment to the Interim Lease, effective as of March 1, 2017 (the “Amendment”), with the successor agency to the Redevelopment Agency of the City and County of San Francisco (the “San Francisco Agency”) and a joint venture between Lennar Corporation and an affiliate of Castlelake, L.P. (the “Lennar-CL Venture”). CPDC is a wholly owned subsidiary of The Shipyard Communities, LLC, a subsidiary of the Company which is developing The San Francisco Shipyard and Candlestick Point. The Amendment provides, among other things, that CPDC will lease from the San Francisco Agency certain additional property consisting of approximately 61 acres in The San Francisco Shipyard and Candlestick Point that is owned or controlled by the San Francisco Agency and that has been or will be developed by CPDC, including property formerly leased by the Lennar-CL Venture. Under the Amendment, CPDC is required to maintain and operate the leased property and to sublease portions of the leased property to artists that have operated at The San Francisco Shipyard for many years. The Amendment also revised insurance requirements and clarified termination provisions and operational requirements under the lease. The foregoing description is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On May 15, 2017, the Company and its operating company, Five Point Operating Company, LLC (the “Operating Company”), completed the sale to LenFive, LLC, an existing shareholder of the Company and a wholly owned subsidiary of Lennar Corporation (“Lennar”), of (i) 7,142,857 Class B common shares of the Company at a price of $0.00633 per share and (ii) 7,142,857 Class A common units of the Operating Company (“Opco Units”) at a price of $14.00 per unit. The securities were sold in a private placement transaction in reliance upon Rule 506 of Regulation D of the Securities Act of 1933, as amended.

In accordance with the Limited Liability Company Agreement of the Operating Company, after a twelve-month holding period, a holder of Opco Units may tender the units for redemption and will receive, for each Opco Unit, at the option of the Company, either one Class A common share of the Company or cash equal to the value of one Class A common share. When a holder redeems Opco Units, an equal number of the holder’s Class B common shares will automatically convert into Class A common shares of the Company. Also, if a holder attempts to transfer any Class B common shares (excluding certain permitted transfers), then those Class B common shares will automatically convert into Class A common shares of the Company. In either case, the conversion ratio is 0.0003 Class A common shares for each Class B common share.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2017, the Second Amended and Restated Limited Liability Company Agreement of Five Point Holdings, LLC (the “LLC Agreement”) became effective. A summary of the material terms and provisions of the LLC Agreement is included in the Company’s Prospectus, dated May 9, 2017, filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2017, under the heading “Description of Shares,” which summary is incorporated herein by reference. The terms of the LLC Agreement are the same as those set forth in the form previously filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-11 (File No. 333-217213). The foregoing description is qualified in its entirety by reference to the full text of the LLC Agreement, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

Closing of Initial Public Offering and Concurrent Private Placement

On May 15, 2017, the Company completed the sale of 24,150,000 Class A common shares in its initial public offering (the “IPO”), including 3,150,000 shares subject to the underwriters’ over-allotment option. The net proceeds to the Company were approximately $320 million, after deducting underwriting discounts and commissions and before offering expenses. The Company also received $100 million of additional proceeds from the concurrent private placement to Lennar described in Item 3.02 of this report. As of May 15, 2017, after the completion of the IPO and the concurrent private placement to Lennar, the Company had 62,257,706 Class A common shares outstanding, and 81,487,872 Class A common shares subject to issuance upon exchange or conversion of other outstanding securities, for a total of 143,745,578 Class A common shares on a fully diluted basis. Copies of the Company’s recent press releases relating to the IPO are filed as Exhibits 99.1 and 99.2 to this Current Report.

Broadcom Commercial Property

Heritage Fields LLC (the “Great Park Venture”), the entity that is developing the Great Park Neighborhoods and in which the Company owns a 37.5% percentage interest, has given notice that it intends to repurchase approximately 73 net acres of commercial land in the Great Park Neighborhoods from a subsidiary of Broadcom Limited (“Broadcom”). The Great Park Venture sold the land to Broadcom in March 2015 but retained an option (the “Repurchase Option”) to repurchase the property prior to a sale by Broadcom to a third party. The Great Park Venture assigned the Repurchase Option to its newly formed subsidiary, Five Point Office Venture I, LLC (“FPOV”). The aggregate purchase price for the land and related improvements and entitlements is approximately $443 million, subject to customary prorations and adjustments. As part of the transaction, two of the buildings on the property (approximately 640,000 aggregate square feet) would be leased back to Broadcom. The financing for such purchase has not yet been determined but would likely include a combination of project-level debt financing and equity from existing and potentially new investors. The Company is not obligated to participate in any such purchase but expects that it would provide a portion of the equity investment. Although the Company owns a 37.5% percentage interest in the Great Park Venture, the Company’s ownership interest in FPOV and the property could be a greater or lesser percentage following the purchase. The closing is subject to certain conditions (including satisfactory due diligence) but would be expected to occur in the second or third quarter of 2017. There can be no assurance that FPOV will complete the purchase at all or on terms that are attractive to it or the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

3.1	Second Amended and Restated Limited Liability Company Agreement of Five Point Holdings, LLC

10.1	Fifth Amendment to the Interim Lease, effective as of March 1, 2017, by and among the Successor Agency to the Redevelopment Agency of the City and County of San Francisco, HPS Development Co., LP and CP Development Co., LLC

99.1	Press Release, dated May 9, 2017

99.2	Press Release, dated May 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: May 19, 2017

FIVE POINT HOLDINGS, LLC

By:	/s/ Michael Alvarado
Name:	Michael Alvarado
Title:	Chief Legal Officer, Vice President and Secretary

EXHIBIT INDEX

Exhibit	Description

3.1	Second Amended and Restated Limited Liability Company Agreement of Five Point Holdings, LLC

10.1	Fifth Amendment to the Interim Lease, effective as of March 1, 2017, by and among the Successor Agency to the Redevelopment Agency of the City and County of San Francisco, HPS Development Co., LP and CP Development Co., LLC

99.1	Press Release, dated May 9, 2017

99.2	Press Release, dated May 15, 2017